  Exhibit 6.2

PROMISSORY NOTE

$6,775 ,000.00	Grand Rapids, Michigan
March 26, 2021

FOR VALUE RECEIVED, 4559 BENNING RD SE LLC, a District of Columbia limited liability company, as maker, having its principal place of business at 4559 Benning Road SE, #103, Washington, DC 20019 (together with its successors and permitted assigns, “Borrower”), hereby unconditionally promises to pay to the order of RED OAK CAPITAL FUND V, LLC, a Delaware limited liability company, as payee, having an address at 625 Kenmoor Avenue SE, Suite 200, Grand Rapids, Michigan 49546 (together with its successors and assigns, “Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of SIX MILLION SEVEN HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($6,775,000.00) pursuant to that certain Commercial Loan Agreement dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), in lawful money of the United States of America, with interest thereon to be computed from the date of this Promissory Note (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”) at the Interest Rate (defined below), and to be paid in accordance with the terms of this Note and the Loan Agreement. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1:
PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note and all other amounts due under the Loan Agreement and the other Loan Documents from time to time outstanding without relief from valuation and appraisement laws at the rates and at the times specified herein and in the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon and all other amounts due under the Loan Agreement and the other Loan Documents shall be due and payable, in all events, on the Maturity Date.

Notwithstanding anything in this Note or the other Loan Documents to the contrary, in addition to any other sum due under the Loan Documents on each Payment Date, interest shall accrue on the unpaid principal amount outstanding at a per annum rate equal to ten percent (10.00%) (the “Interest Rate”) in accordance with the following:  (a) interest of eight (8.00%) per annum shall accrue on the unpaid principal amount outstanding (the “Cash Portion”) which Cash Portion shall be paid monthly in cash on the Payment Date; and (b) interest of  two percent (2.00%) per annum shall accrue on the unpaid principal amount outstanding (the “Capitalized Amount”)  which Capitalized Amount shall not be payable monthly but shall be capitalized into the principal amount of the Loan by increasing the principal amount due under this Note on a monthly basis on each Payment Date. Interest shall be calculated on the basis of a 360-day year.

ARTICLE 2:
DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due or if not paid on the Maturity Date or on the happening of any other Event of Default.

ARTICLE 3:
LOAN DOCUMENTS

This Note is secured by the Security Instrument and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Security Instrument and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

ARTICLE 4:
SAVINGS CLAUSE

Notwithstanding anything to the contrary contained herein or in any other Loan Document, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest on account of the Debt, the interest contracted for, charged or received by Lender shall never exceed the Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender so that the rate of interest does not exceed the Maximum Legal Rate, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the Maximum Legal Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

ARTICLE 5:
NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 6:
WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other Person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a partnership or limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership or limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor partnership or limited liability company, but any predecessor partnership or limited liability company and their partners or members shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower,” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership, limited liability company or corporation, which may be set forth in the Loan Agreement, the Security Instrument or any other Loan Document.)

ARTICLE 7:
TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

ARTICLE 8:
INTENTIONALLY DELETED

ARTICLE 9:
GOVERNING LAW

(A) THIS NOTE WAS NEGOTIATED IN THE STATE OF MICHIGAN, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF MICHIGAN, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE STATE OF MICHIGAN, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MICHIGAN APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF GRAND RAPIDS, STATE OF MICHIGAN, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

ARTICLE 10:
WAIVER OF JURY TRIAL

BORROWER HEREBY, AND LENDER BY ACCEPTANCE HEREOF, EACH AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH, THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE, EACH OF BORROWER AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

ARTICLE 11:
NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 11.6 of the Loan Agreement.

ARTICLE 12:
SUCCESSORS AND ASSIGNS; JOINT AND SEVERAL

This Note shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and permitted assigns. Lender may sell, assign, pledge, participate, transfer or delegate, as applicable, to one or more Persons, all or a portion of its rights and obligations under this Note and the other Loan Documents to any Person. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Note. Borrower shall not have the right to assign, delegate or transfer its rights or obligations under this Note without the prior written consent of Lender, and any attempted assignment, delegation or transfer without such consent shall be null and void. If more than one Person has executed this Note as “Borrower”, the obligations of all such Persons hereunder shall be joint and several.

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IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of the day and year first above written.

BORROWER: 4559 BENNING RD SE LLC, a District of Columbia limited liability company By: /s/ Ali Razjooyan__________________ Ali Razjooyan Sole Member